EXHIBIT 99.1

AMCORE Financial, Inc. Receives Waiver and Extension of Maturity

ROCKFORD, Ill., Aug. 3, 2009 (GLOBE NEWSWIRE) -- AMCORE Financial, Inc. (Nasdaq:AMFI) today announced it received a waiver from its lender, JP Morgan Chase, with respect to the previously disclosed technical default under its credit facility.

AMCORE is current with all its payments due under that facility and on July 31st paid down the $20 million loan by $7.5 million. Additionally, the maturity of the remaining $12.5 million was extended to April 2011.

"We are continuing to position AMCORE for recovery and are pleased to have reached an agreement with our lender regarding the waiver and the extension of the maturity date, " said William R. McManaman, Chairman and CEO of AMCORE. "We recently reported improvements in key credit quality and loan loss provision metrics and are continuing to take the actions necessary to establish the solid foundation to rebuild our company into a successful and sustainable regional community bank. Our leadership and employees are deeply committed to this goal and we consider this agreement with our lender another important step in the right direction."

ABOUT AMCORE

AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $4.9 billion with 73 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at www.AMCORE.com.

FORWARD LOOKING STATEMENTS

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors -- many of which are beyond the ability of the Company to control or predict -- could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayments; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems; (XIX) adverse economic or business conditions affecting specific loan portfolio types in which the Company has a concentration, such as construction, land development and other land loans; (XX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities; (XXI) possible changes in the creditworthiness of customers and value of collateral and the possible impairment of collectibility of loans;(XXII) changes in lending terms to the Company and the Bank by the Federal Reserve, Federal Home Loan Bank, or any other regulatory agency or third party; and, (XXIII) the recently enacted Emergency Economic Stabilization Act of 2008, and the various programs the U.S. Treasury and the banking regulators are implementing to address capital and liquidity issues in the banking system, all of which may have significant effects on the Company and the financial services industry, the exact nature and extent of which cannot be determined at this time.

CONTACT:  AMCORE Financial, Inc.
          For media inquiries:
          Katherine Taylor, Investor Relations Manager
            815-961-7164
          For financial inquiries:
          Judith Carre Sutfin, Executive Vice President and CFO
            815-961-7081